UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Pioneer Companies, Inc.

(Name of Registrant as Specified In Its Charter)

Olin Corporation

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 21, 2007, members of Olin Corporation’s management held a conference call regarding the announced acquisition of Pioneer Companies, Inc. by Olin Corporation.  During that conference call, Olin Corporation’s management referred to a series of electronic slides that were posted on Olin Corporation’s website.  A copy of the slides follows below.

Olin Acquisition of Pioneer Companies: Investor Presentation May 21, 2007

  Forward Looking Statements

This communication includes forward-looking statements. These statements relate to analyses and other information that are based on management's beliefs, certain assumptions made by management, forecasts of future results, and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. The statements contained in this communication that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words "anticipate," "intend," "may," "expect," "believe," "should," "plan," "project," "estimate," and variations of such words and similar expressions in this communication to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

The risks, uncertainties and assumptions involved in our forward-looking statements, many of which are discussed in more detail in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2006, include, but are not limited to, the following:

•    the ability to obtain regulatory and Pioneer shareholder approval;
•    the risk that the businesses will not be integrated successfully, or will take longer than anticipated;
•    the risk that the expected cost savings will not be achieved or unexpected costs will be incurred;
•    the risk that customer retention goals will not be met and that disruptions from the transaction will harm relationships with customers, employees and suppliers;
•    sensitivity to economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the sectors served by us, such as automotive, electronics, coinage, telecommunications, ammunition, housing, vinyls and pulp and paper and the migration by United States customers to low-cost foreign locations;
•    the cyclical nature of our operating results, particularly declines in average selling prices in the chlor alkali industry and the supply/demand balance for our products, including the impact of excess industry capacity or an imbalance in demand for our chlor alkali products;
•    economic and industry downturns that result in diminished product demand and excess manufacturing capacity in any of our segments and that, in many cases, result in lower selling prices and profits;
•    the effects of any declines in global equity markets on asset values and any declines in interest rates used to value the liabilities in our pension plan;
•    costs and other expenditures in excess of those projected for environmental investigation and remediation or other legal proceedings;
•    higher-than-expected raw material and energy or transportation and/or logistics costs;
•    the occurrence of unexpected manufacturing interruptions and outages, including those occurring as a result of labor disruptions and production hazards;
•    unexpected litigation outcomes; and
•    an increase in our indebtedness or higher-than-expected interest rates, affecting our ability to generate sufficient cash flow for debt service.

All of our forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements.

Pioneer intends to file with the SEC a proxy statement and other related documents regarding the proposed transaction described in this communication.  WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THE OTHER RELATED DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PIONEER, THE PROPOSED TRANSACTION AND RELATED MATTERS.  A definitive proxy statement will be sent to security holders of Pioneer seeking their approval of the proposed transaction.  This communication is not a solicitation of a proxy from any security holder of Pioneer.  Investors will be able to obtain the proxy statement and the other related documents (when they become available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov.  In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge by directing a request to Pioneer Corporate Office, 700 Louisiana Street, Suite 4300, Houston Texas, 77002, (713) 570-3200 (phone), (713) 225-6475 (fax), Attention: Gary Pittman.

Pioneer, its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Such persons may have interests in the proposed transaction, including as a result of holding options or shares of Pioneer stock.  Olin Corporation may also be deemed a participant in such solicitation by virtue of its execution of the merger agreement.  Information regarding Pioneer's directors and executive officers is available in the proxy statement filed with the SEC by Pioneer on April 19, 2007. Information regarding Olin’s directors and executive officers is available in the proxy statement filed with the SEC by Olin on March 2, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

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or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Olin

Agenda / Today’s Participants Joseph D. Rupp – Chairman, President and Chief Executive Officer John L. McIntosh – Vice President and President, Chlor Alkali Products Division John E. Fischer – Vice President and Chief Financial Officer Olin

Olin Corporate Strategy Olin Corporation Goal: Superior Shareholder Returns TRS in Top Third S&P Mid Cap 400 ROCE Over Cost of Capital Over the Cycle 1. Build on current leadership positions in Chlor-Alkali, Metals and Ammunition Improve operating efficiency and profitability Integrate downstream selectively Expand globally where profitable Allocate resources to the businesses that can create the most value Manage financial resources to satisfy legacy liabilities Olin

Pioneer: A High Value Acquisition, Consistent with our Strategy Synergistic, bolt-on acquisition Enhances our chlor-alkali franchise #3 in chlor-alkali, up from #4 Diversifies geographic coverage Improves overall cost position #1 in industrial bleach Further low-cost expansion opportunities in the largest chlorine consuming region of North America Significant near-term cost synergies of $35 million Financial metrics are very compelling Immediately accretive to EPS and remains highly accretive throughout the cycle Balance sheet remains strong Olin

Transaction Summary Background Structure Olin Corporation to purchase Pioneer Companies for $35.00 per share Firm Value: $411 million Equity value of $418 million at the agreed purchase price Net cash position of $7 million assumed by Olin (cash of $129 million, total debt of $122 million) Financial Impact on Olin Corporation Immediately accretive to EPS and remains highly accretive over the cycle Balance sheet remains strong Necessary Approvals Pioneer shareholder approval Regulatory approval Olin

Pioneer: A Focused Company with Quality Assets Pioneer is focused exclusively on chlorine / caustic, bleach and derivatives World class operations St. Gabriel, LA: Strategically positioned with pipeline to Gulf Coast customers; expansion project lowers costs Becancour, PQ: Low cost hydro-power based facility with downstream production capabilities Henderson, NV: Western US facility with captive consumption for downstream products Dalhousie, NB: Provides exposure to sodium chlorate markets Strong downstream capabilities Chlorine pipeline to the major urethanes, vinyls and ag chemcials customers5 bleach plants in key parts of North America Superior financial results Excellent margins in chlor alkali and downstream businesses Generated 2005 “peak” EBITDA of $126 million St. Gabriel project will further lower costs and expand capacity Synergies provide enhanced earnings throughout the cycle Olin

Financial Profile Latest Twelve Months Reported Financials (as of March 31, 2007) Olin Pioneer Sales $3,192.4 $513.3 EBITDA $199.6 $92.7 Margin (%) 6.3% 18.1% EBIT $127.3 $68.3 Margin (%) 4.0% 13.3% Capex $80.2 $12.9 Total Assets $1,665.1 $453.3 Olin

Impact of the Combination on Olin The combination would make Olin the third largest producer of chlor-alkali in North America Chlorine Capacity (-000- short tons) 5,000 4,000 3,000 2,000 1,000 0 4,780 3,484 1,992 1,856 1,218 880 774 471 430 371 Dow Occidental PF Olin and Pioneer PPG Olin
Formosa Pioneer Georgia Gulf Bayer AG Mexichem Diaphragm Membrane Mercury Other Olin

Enhanced Operational and Geographic Platform Strengthens Olin’s position in core businesses and adds a strong bleach business in the West Tacoma, WA Tracy, CA Santa Fe Springs, CA Henderson, NV St. Gabriel, LA McIntosh, AL Augusta, GA Charleston, TN Niagara Falls, NY Becancour, Quebec Dalhousie, NB -000- of Short Tons   Chlorine Capacity McIntosh, AL 401 Becancour, Quebec 340 Niagara Falls, NY 281 Charleston, TN 270 St. Gabriel, LA 246 McIntosh, AL (50% Sunbelt) 146 Henderson, NV 152 Augusta, GA 120 Dalhousie, NB 36 Total 1,992 (1) Pioneer’s Becancour plant has 275,000 short tons Diaphragm and 65,000 short tons Membrane capacity. (2) Pioneer’s St. Gabriel plant includes the announced 49,000 short tons capacity expansion and conversion to membrane cell. Source: CMAI. Pioneer Chlorine Plants Pioneer Bleach Plants Olin Corporation Olin

Pioneer’s St. Gabriel Expansion Fits with Our Strategy Project Summary Expansion of St. Gabriel capacity by 25% from 197,000 to 246,000 ECUs per year Convert to membrane cell technology Estimated cost: $142 million Expected completion by fourth quarter of 2008 St. Gabriel Project Fits with Olin’s Strategy Reduces St. Gabriel operating costs Gives Olin access to St. Gabriel pipeline and reduces reliance on rail Provides further low-cost expansion opportunities for the future Olin

Focused Integration Plan Will Allow Us to Achieve $35 mm of Synergies $35 million of readily achievable synergies Synergies will come from logistics, purchasing, operations and SG&A expenses By the end of year 1 we expect to be at a $20 million run-rate Full run-rate by end of year 2 Olin

Financing Strategy Financing will consist of: Cash on balance sheet at both companies $250 million, fully committed 364-day facility from Citigroup $300 million committed, 5-year accounts receivable securitization facility Upsizing and extending revolver from $160 to $250 million Financing plan provides ample liquidity for Olin, including funds to: Close acquisition Refinance Pioneer’s $120 million Convertible Senior Subordinated Notes Complete St. Gabriel expansion and conversion project Provide liquidity for on-going operations and working capital swings Plan to term out 364-day facility post closing Olin

Pioneer: A High Value Acquisition, Consistent with our Strategy Synergistic, bolt-on acquisition Enhances our chlor-alkali franchise #3 in chlor-alkali, up from #4 Diversifies geographic coverage Improves overall cost position #1 in industrial bleach Further low-cost expansion opportunities in the largest chlorine consuming region of North America Significant near-term cost synergies of $35 million Financial metrics are ery compelling Immediately accretive to EPS and remains highly accretive throughout the cycle Balance sheet remains strong Olin

IMPORTANT LEGAL INFORMATION

Pioneer intends to file with the SEC a proxy statement and other related documents regarding the proposed transaction described in this communication.  WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THE OTHER RELATED DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PIONEER, THE PROPOSED TRANSACTION AND RELATED MATTERS.  A definitive proxy statement will be sent to holders of Pioneer’s common stock seeking their approval of the proposed transaction.  This communication is not a solicitation of a proxy from any security holder of Pioneer.

Investors will be able to obtain the proxy statement and the other related documents (when they become available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov.  In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge by directing a request to Pioneer Corporate Office, 700 Louisiana Street, Suite 4300, Houston Texas, 77002, (713) 570-3200 (phone), (713) 225-6475 (fax), Attention: Gary Pittman.

Pioneer, its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Such persons may have interests in the proposed transaction, including as a result of holding options or shares of Pioneer stock.  Olin Corporation may also be deemed a participant in such solicitation by virtue of its execution of the merger agreement.  Information regarding Pioneer’s directors and executive officers is available in the proxy statement filed with the SEC by Pioneer on April 19, 2007.  Information regarding Olin’s directors and executive officers is available in the proxy statement filed with the SEC by Olin on March 2, 2007.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC.